EXHIBIT 10.7

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Membership Interest Purchase Agreement (this “Agreement”) is made as of the 5th day of August, 2005 by and between Farm City Elevator, Inc., a Wisconsin corporation (“FCE”) and Badger State Ethanol, LLC, a Wisconsin limited liability company (“BSE”).

RECITALS:

WHEREAS, BSE has loaned $2,584,846.66 to Spring Valley Ventures, LLC, a Wisconsin limited liability company (“SVV”) and wholly owned subsidiary of FCE pursuant to a promissory note dated August 4, 2005 (the “Note”);

WHEREAS, FCE desires to sell, and BSE desires to purchase, all capital membership interests of SVV (“Interests”); and

NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

AGREEMENT:

Section 1.  Purchase and Sale.  As of the date hereof, FCE agrees to sell, transfer and assign to BSE, and BSE agrees to purchase and accept from FCE, all of the Interests of SVV free and clear of all liens, security interests, and other claims and encumbrances whatsoever.  FCE shall execute and deliver to BSE the membership interest power certificate in a form as mutually agreed between BSE and FCE (the “Membership Interest Power Certificate”).   In exchange for the sale of the Interests and the execution and delivery of the Membership Interest Power Certificate by FCE, BSE shall pay to FCE $103,360.

Section 2.  Lease.  As a condition to the execution of this Agreement, BSE and FCE shall each execute and deliver to the other a lease agreement in a form as mutually agreed between them.

Section 3.  FCE’s Representations.  FCE represents and warrants to BSE that (i) FCE has the full capacity to execute and deliver this Agreement and sell the Interests to BSE, (ii) FCE is the lawful record and beneficial owner of all of the Interests of SVV free and clear of all liens, security interests, and other claims and encumbrances whatsoever, and (iii) neither FCE nor SVV have granted any options, warrants, commitments, agreements or other rights to acquire capital interests in SVV.

Section 4.  BSE’s Representations.  BSE represents and warrants to FCE that BSE has the full capacity to execute and deliver this Agreement and purchase the Interests from FCE.

Section 5.  Certificates.

a)  As a condition to this Agreement, BSE shall execute and deliver to FCE the Officer’s Certificate in a form as mutually agreed between BSE and FCE.

b)  As a condition to this Agreement, FCE shall execute and deliver, and shall cause SVV to execute and deliver, to BSE the Officer’s Certificate and Manager’s Certificate, respectively, in forms as mutually agreed between BSE and FCE.

Section 6.  Miscellaneous.

a)                                      Binding Agreement.  This Agreement is binding upon the respective successors, heirs, personal representatives, executors and permitted assigns of each of FCE and BSE.

b)                                     Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document.  This Agreement may be executed by facsimile signatures.

c)                                      Governing Laws.  This Agreement is governed by the laws of the State of Wisconsin without regard to its conflict of laws principles or rules of construction concerning the draftsman hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

FARM CITY ELEVATOR, INC.

/s/ Randall Wuttke
Randall Wuttke, Vice President

BADGER STATE ETHANOL, LLC

/s/ Gary L. Kramer
Gary L. Kramer, President